                                                                     EXHIBIT 4.3

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE WARRANT UNDER SUCH ACT AND APPLICABLE LAWS OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.


Warrant No._______                         Warrant to Purchase 50,000 Shares of
                                           Common Stock



                        WARRANT TO PURCHASE COMMON STOCK
                                       of
                                   UNICO, INC.
                           Void after December 1, 2006



                  This certifies that, for value received, Rick L. Hurt, or registered assigns ("Holder") is entitled, subject to the terms set forth below, to purchase from Unico, Inc. (the "Company" or "Unico"), a New Mexico corporation, shares of Common Stock of the Company, as constituted on the date hereof (the "Warrant Issue Date"), upon surrender hereof, at the principal office of the Company referred to below, with the subscription form attached hereto duly executed, and simultaneous payment therefor in lawful money of the United States or otherwise as hereinafter provided, at the Exercise Price as set forth in Section 2 below. The number, character and Exercise Price of such shares of Common Stock are subject to adjustment as provided below. The term "Warrant" as used herein shall include this Warrant, and any warrants delivered in substitution or exchange therefor as provided herein.


         1. Term of Warrant. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, during the term commencing on the Warrant Issue Date and ending at 5:00 p.m., Pacific standard time, on December 1, 2006, and shall be void thereafter.

         2. Exercise Price. The Exercise Price at which this Warrant may be exercised shall be $1.40 per share of Common Stock, as adjusted from time to time pursuant to Section 11 hereof.

         3.       Exercise of Warrant.

                  (a) The purchase rights represented by this Warrant are exercisable by the Holder in whole or in part, but not for less than 5,000 shares at a time (or such lesser number of shares which may then constitute the maximum number purchasable; such number being subject to adjustment as provided in Section 11 below), at any time, or from time to time, during the term hereof as described in Section 1 above, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), upon payment (i) in cash or by check acceptable to the Company, (ii) by cancellation by the Holder of indebtedness or other obligations of the Company to the Holder, or (iii) by a combination of (i) and (ii), of the purchase price of the shares to be purchased.

                (b)         This Warrant shall be deemed to have been exercised
                        immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date and in any event within ten (10) days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such exercise. In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of shares for which this Warrant may then be exercised.

        4. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

        5. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

        6. Rights of Stockholders. Subject to Sections 9 and 11 of this Warrant, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised as provided herein.

        7.      Transfer of Warrant.

                (a) Warrant Register. The Company will maintain a register (the "Warrant Register") containing the names and addresses of the Holder or Holders. Any Holder of this Warrant or any portion thereof may change his or her address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

                (b) Warrant Agent. The Company may, by written notice to the Holder, appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 7(a) above, issuing the Common Stock or other securities then issuable upon the exercise of this Warrant, exchanging this Warrant, replacing this Warrant, Or any or all of the foregoing. Thereafter, any such registration, issuance, exchange, or replacement, as the case may be, shall be made at the office of such agent.

                (c) Transferability and Nonnegotiability of Warrant. This Warrant may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company). Subject to the Provisions of this Warrant with respect to compliance with the Securities Act of 1933, as amended (the "Act"), title to this Warrant may be transferred by endorsement (by the Holder executing the Assignment Form annexed hereto) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.

                (d) Exchange of Warrant Upon a Transfer. On surrender of this Warrant for exchange, properly endorsed on the Assignment Form and subject to the provisions of this Warrant with respect to compliance with the Act and with the limitations on assignments and transfers contained in this Section 7, the Company at its expense shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as tile Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise hereof.

                (e)     Compliance with Securities Laws

                (i) The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the shares of Common Stock to be issued upon exercise hereof or conversion thereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof or conversion thereof except under circumstances that will not result in a violation of the Act or any state securities laws. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of Common Stock so purchased are being acquired solely for the Holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

                (ii) This Warrant and all Shares of B Preferred Stock or Common Stock issued upon exercise hereof or conversion thereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

                THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES AND ANY SECURITIES ISSUED HEREUNDER OR THEREUNDER MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND APPLICABLE LAWS. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SECURITIES AND RESTRICTING THEIR TRANSFER OR SALE MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD HEREOF TO THE SECRETARY OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

        8. Reservation of Stock. The Company covenants that during the term this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of this Warrant and, from time to time, will take all steps necessary to amend its Certificate of Incorporation (the "Certificate") to provide sufficient reserves of shares of its Common Stock for issuance. The Company further covenants that all shares that may be issued upon the exercise of rights represented by this Warrant and payment of the Exercise Price, all as set forth herein, will be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

        9. Notices. (a) Whenever the Exercise Price or number of shares purchasable hereunder shall be adjusted pursuant to Section 11 hereof, the Company shall issue a certificate signed by its Chief Financial Officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first-class mail, postage prepaid) to the Holder of this Warrant.

                (b) In case:

                (i) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

                (ii) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation, or

                (iii) of any voluntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will mail or cause to be mailed to the Holder or Holders a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution Or right, and stating the amount and character of such dividend, distribution or right, or (B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least 15 days prior to the date therein specified.

                (c) All such notices, advices and communications shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery and (ii) in the case of mailing, on the third business day following the date of such mailing.

        10. Amendments. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

        11. Adjustments. The Exercise Price and the number of shares purchasable hereunder are subject to adjustment from time to time as follows:

        12.

                (a) Merger, Sale of Assets, etc. If at any time while this Warrant, or any portion thereof, is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein),
                        (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (iii) a sale or transfer of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this
                        Section 11. The foregoing Provisions of this Section 11(a) shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per-share consideration payable to the holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

                (b) Reclassification, etc. If the Company, at any time while this Warrant, or any portion hereof, remains outstanding and unexpired by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 11.

                (c) Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant, or any portion hereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the Exercise Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.


                (d) Adjustments for Dividends in Stock or Other Securities or Property. If while this Warrant, or any portion hereof, remains outstanding and unexpired, the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 11.

                (e) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 11, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request, at any time, of any such Holder, furnish or cause to be furnished to such Holder a like certificate setting forth: (i) such adjustments and readjustments; (ii) the Exercise Price at the time in effect; and (iii) the number of shares and the amount, if any, of other property that at the time would be received upon the exercise of the Warrant.

                (f) No Impairment. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 11 and in the taking of all such action as may be necessary Or appropriate in order to protect the rights of the Holder of this Warrant against impairment.

        12. Registration Rights. Upon exercise of this Warrant, the Holder shall have and be entitled to exercise registration rights as set forth in Exhibit "A" to this Warrant except that Holder will not have Demand Registration Rights.

        13.     Miscellaneous.

                (a) Governing Law and Modification. This Warranty shall be deemed to be made under, and shall be governed by, the laws of the State of California in all respects, including matters of construction, validity, and performance, and its terms and provisions may not be waived, altered, modified, or amended except in writing duly signed by an authorized officer of the Company and by the Holder.

                (b) Attorneys' Fees and Costs. In addition to the amounts guaranteed under this agreement, the Company agrees to pay legal interest from the date of this Warrant, reasonable attorneys' fees and all other costs and expenses incurred by the Holder in enforcing this Warrant in any action or proceeding arising out of, or relating to, this Warrant.

                (c) Saturdays, Sundays and Holidays. If the expiration date for this Warrant falls on a Saturday, Sunday or a Holiday, then the exercise date will be on the following business day.


                IN WITNESS WHEREOF, UNICO, INC. has caused this Warrant to be executed by its officers thereunto duly authorized.

Dated: June 26, 1998


      UNICO, INC.                                HOLDER



By:   /s/ WING PO SZETO                    By:  /s/ RICK L. HURT
      ----------------------------               -------------------------------
      Wing Po Szeto, President                   Rick L. Hurt

                               NOTICE OF EXERCISE



To:      UNICO, INC.

By:


         (1) The undersigned hereby: (A) elects to purchase shares of Common Stock of UNICO, INC. pursuant to the provisions of Section 3(a) of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full.

         (2) In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock thereof are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and that the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any applicable state securities laws.

         (3) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:


                  RICK L. HURT



         (4) Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:


                  ---------------------------
                  (Name)


Dated: __________________

                                         ---------------------------------------
                                         Rick L. Hurt

                                 ASSIGNMENT FORM



         FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock set forth below:


Name of Assignee                    Address                        No. of Shares






and does hereby irrevocably constitute and appoint ____________________ to make such transfer on the books of UNICO, INC., maintained for the purpose, with full power of substitution in the premises.

         The undersigned also represents that, by assignment hereof, the Assignee acknowledges that this Warrant and the shares of stock to be issued upon exercise hereof are being acquired for investment and that the Assignee will not offer, sell or otherwise dispose of this Warrant or any shares of stock to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws. Further, the Assignee has acknowledged that upon exercise of this Warrant, the Assignee shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of stock so purchased are being acquired for investment and not with a view toward distribution or resale.

Dated: ____________________



                                         ---------------------------------------
                                         Rick L. Hurt

                                   EXHIBIT A



            Registration Rights.

            1.1.  As used in this Section 1:

            (A) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the federal Securities Act of 1933, as amended (the "Act") and the declaration or ordering of the effectiveness of such registration statement.

            (B) The term "Registrable Securities" means shares of (i) Common Stock of the Corporation issuable upon exercise of this Warrant (the "Securities"), (ii) stock issued in lieu of the Securities in any reorganization which have not been sold to the public and (iii) stock issued in respect of the stock referred in (i) and (ii) as a result of a stock split, stock distribution, recapitalization or combination, which have not been sold to the public.

            (C) The terms "Holder" or "Holders" mean any person or persons to whom shares of Registrable Securities or this Warrant was originally issued or qualifying transferees under Section 1.9 hereof who hold Registrable Securities.

            (D) The term "Initiating Holders" means any Holder or Holders of this Warrant of the Registrable Securities represented by this Warrant.

            1.2    Demand Registration.

                   1.2.1 In case the Corporation shall receive from the initiating Holder(s) a written request that the Corporation effect any registration with respect to all or a part of the Registrable Securities, the Corporation will:

            (A) promptly give written notice of the proposed registration to any other Holders that may affect; and

            (B) as soon as practicable, use its best efforts to effect all such registrations (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualifications under the applicable blue sky or other state securities laws and appropriate compliance with exemptive regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request given within 30 days after receipt of such written notice from the Corporation;

provided that the Corporation shall not be obligated to take any action to effect such registration pursuant to this Section 1.2:

          (1) at any time prior to 180 days following an Underwritten Public Offering;

          (2) in any particular jurisdiction in which the Corporation would be required to execute a general consent to service of process in effecting such registration;

          (3) after the Corporation has effected one such registration pursuant to this Section 1.2.1 and such registration has been declared or ordered effective; or

          (4) if the Corporation represents its intention to effect a registration on its own behalf within 90 days of receipt of the written request and employs a good faith effort to do so.

     Subject to the foregoing paragraphs (1) through (4), the Corporation shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practical, but in any event within 90 days after receipt of the request or requests of the Initiating Holders; provided, however, that if the Corporation shall furnish to such Holders a certificate signed by the President of the Corporation stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Corporation and its stockholders for such registration statement to be filed at the date filing would be required and it is therefore essential to defer the filing of such registration statement, the Corporation shall have an additional period of not more than 90 days after the expiration of the initial 90 day period within which to file such registration statement.

          1.2.2 If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Corporation as a part of their request made pursuant to Section 1.2.1 and the Corporation shall include such information in the written notice referred to in Section 1.2.1. In such event, if so requested in writing by the Corporation, the Initiating Holders shall negotiate with an underwriter selected by the Corporation with regard to the underwriting of such requested registration; provided, however, that if a majority in interest of the Initiating Holders have not agreed with such underwriter as to the terms and conditions of such underwriting within 20 days following commencement of such negotiations, a majority in interest of the Initiating Holders may select an underwriter of their choice with the consent of the Corporation, which consent shall not be unreasonably withheld, but if consent of the Corporation cannot be obtained, then a majority in interest of the Initiating Holders may elect to withdraw their request. The right of any Holder to registration pursuant to this
Section 1.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. The Corporation shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, the Initiating Holders shall so advise all holders of Registrable Securities, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be limited to the number advised by the underwriters and shall be limited to the number advised by the underwriters and shall be allocated among all holders thereof in proportion, as nearly as practicable, to the respective amounts of Registerable Securities held by such Holders. If any Holder of Registrable Securities disapproves of the terms of the underwriting, he may elect to withdraw therefrom by written notice to the Corporation, the underwriter and the Initiating Holders. Any Registrable Securities which are excluded from the underwriting by reason of the underwriter's marketing limitation or withdrawn from such underwritings shall be withdrawn from such registration.

          1.3  "Piggy-Back" Registration.

                    1.3.1 If at any time or from time to time, the Corporation shall determine to register any of its securities, for its own account or the account of any of its stockholders, including a registration relating solely to employee and/or consultant stock option or purchase plans or a registration relating solely to a business combination transaction, the Corporation will:

          (A) promptly give to each Holder a written notice thereof (which shall include a list of the jurisdictions in which the Corporation intends to attempt to qualify such securities under the applicable blue sky or other state securities laws): and

          (B) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 30 days after receipt of such written notice from the Corporation, by any Holder or Holders, except as set forth in Section 1.3.2.

          1.3.2 If the registration of which the Corporation gives notice is for a registered public offering involving an underwriting, the Corporation shall so advise the Holders as part of the written notice given pursuant to
Section 1.3.1. In such event the right of any Holder to registration pursuant to this Section 1.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting must enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Corporation. Notwithstanding any other provision of this Section 1.3, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, and (i) if such registration is the first Underwritten Public Offering, the underwriter may limit the number of Registrable Securities to be included in the registration and underwriting, or may exclude Registrable Securities entirely from such registration and underwriting, or (ii) if such registration is other than the first Underwritten Public Offering, the underwriter may limit to 25% of the total amount of the registration the amount of Registrable Securities to be included in the registration. However, this underwriters' "cutback" right after the first Underwritten Public Offering shall be restricted so that all shares held by Company employees, officers and directors which are not Registrable Securities shall be excluded from the registration before any Registrable Securities are so excluded. The Corporation shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all of the Holders of Registrable Securities, in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested to be included in such registration held by such Holder at the time of filing the registration statement. In such event, except for securities sold by the Corporation, no securities of the Corporation held by anyone other than a Holder of Registrable Securities may be included in the registration and underwriting. If any Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Corporation and the underwriter. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

            1.4 The Corporation shall use its best efforts to qualify for registration on Form S-3 or its successor form or may use Form S-8, where applicable. After the Corporation has qualified for the use of Form S-3, Holders of Registrable Securities shall have the right to request up to three registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of shares by such Holders), subject only to the following:

            (A) The Corporation shall not be required to effect a registration pursuant to this Section 1.4 within 180 days of the effective date of any registration referred to in Sections 1.2 and 1.3.

            (B) The Corporation shall not be required to effect a registration pursuant to this Section 1.4 within one year of the effective date of the last such registration pursuant to this Section 1.4.

      The Corporation shall give written notice to any other Holders of Registrable Securities that may be affected, of the receipt of a request for registration pursuant to this Section 1.4 and shall provide a reasonable opportunity for other Holders to participate in the registration, provided that if the registration is for an underwritten offering, the terms of Section 1.3.2 shall apply to all participants in such offering. Subject to the foregoing, the Corporation will use its best efforts to effect promptly the registration of all shares of Registrable Securities on Form S-3 or, where applicable, Form S-8 to the extent requested by the Holder or Holders thereof for purposes of disposition.

            1.5 All expenses incurred in connection with any registration pursuant to this Section 1, including, without limitation, all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for the Corporation, and expenses of any special audits of the Corporation's financial statements incidental to or required by such registration, shall be borne by the Corporation except as follows:

            (A) If the Corporation is not registering any shares for its own account pursuant to any registration effected under Section 1.2.1, then the selling Holders shall bear all expenses incurred in connection with any special audits of the Corporation's financial statements incidental to or required by such registration.

            (B) The Corporation shall not be required to pay for expenses of any registration proceeding began pursuant to Section 1.2, the request for which has been subsequently withdrawn by the Initiating Holders, in which latter case, such expenses shall be borne by the Holders requesting such withdrawal.

            (C) The Corporation shall not be required to pay fees of legal counsel of a Holder except for a single counsel whose fees are reasonable and customary acting on behalf of all selling Holders, or underwriters fees, discounts or commissions relating to Registrable Securities.

            1.6 In the case of each registration effected by the Corporation pursuant to this Section 1, the Corporation will keep each Holder participating therein advised in writing as to the initiation of each registration and as to the completion thereof. At its expense the Corporation will:

            (A) keep such registration pursuant to Section 1.2, 1.3 or 1.4 effective for a period of 180 days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; and

            (B) furnish such number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request.

            1.7   Indemnification

                  1.7.1 To the extent permitted by law, the Corporation will indemnify each Holder of Registrable Securities, each of its officers, directors and partners, and each person controlling such Holder, with respect to which such registration has been effected pursuant to this Section 1, and each underwriter, if any, and each person who controls any underwriter of the Registrable Securities held by or issuable to such Holder, against all claims, losses, expenses, damages and liabilities (or actions in respect thereto) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Corporation of any rule or regulation promulgated under the Securities Act or any state securities law applicable to the Corporation in connection with any such registration, and will reimburse each such Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any reasonable legal and any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, provided that the indemnity contained in this Section 1.7 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Corporation (which consent will not be reasonably withheld) and provided further that the Corporation will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Corporation by such Holder specifically for use therein.

                  1.7.2 Each holder will, if Registrable Securities held by or issuable to such Holder are included in the securities as to which such registration is being effected, indemnify the Corporation, each of its directors and officers, each legal counsel and independent accountant of the Corporation, each underwriter, if any, of the Corporation's securities covered by such a registration statement, each person who controls the Corporation within the meaning of the Securities Act, and each other such Holder, each of its officers, directors and partners and each person controlling such Holder, against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Corporation, such Holders, such directors, officers, partners, persons or underwriters for any reasonable investigating, defending, or settling any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Corporation by such Holder specifically for use therein; and provided further that the indemnity contained in the paragraph shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Holder (which consent will not be unreasonably withheld).

          1.7.3 Each party entitled to indemnification under this Section 1.7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, unless such failure resulted in actual detriment to the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation

          1.8 The Holder or Holders of Registrable Securities included in any registration shall promptly furnish to the Corporation such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Corporation may request in writing and as shall be required in connection with any registration referred to herein.

          1.9 The rights to cause the Corporation to register Registrable Securities of a Holder, granted to a Holder by the Corporation under Sections 1.2, 1.3, and 1.4 may be assigned by a Holder to a transferee or assignee of shares of the Registrable Securities not sold to the public, provided that the Corporation is given written notice by the Holder at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned.

          1.10 The Corporation may not grant to subsequent investors rights of registration without the prior consent of the Holders of a majority (as measured by the number of shares held) of the Registrable Securities.

          1.11 Notwithstanding anything else in this Section 1, (i) if the Corporation shall have obtained from the SEC a "no-action" letter in which the SEC has indicated that it will take no action if, without registration under the Securities Act, any Holder disposes of Registrable Securities covered by any request for registration made under Section 1.2, 1.3 or 1.4 in the manner in which such Holder proposes to dispose of the Registrable Securities included in such request or (ii) if in the opinion of counsel for the Corporation no registration under the Securities Act is required in connection with such disposition, then in either such case the Registrable Securities included in such request shall not be eligible for registration under this Agreement.

            1.12 Each Holder of Registrable Securities shall, if requested by the Corporation and an underwriter of a registration, not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Corporation held by such Holder during the 180-day period following the effective date of a registration statement of the Corporation filed under the Act, provided that:

            (A) all officers and directors and affiliates of the Corporation enter into similar agreements.

            Such agreement shall be in writing in the form satisfactory to the Corporation and such underwriter. The Corporation may impose stop transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of said 180-day period.

            1.13 The registration rights granted pursuant to this Section 1 shall terminate as to each Holder at such time as all Registrable Securities of the Holder can, in the opinion of counsel to the Corporation be sold within a given three-month period pursuant to Rule 144 or other applicable exemption.

            1.14 No Holder shall have any right to take any action to restrain, enjoin or otherwise delay any registration as the result of any controversy that may arise with respect to the interpretation or implementation of this Section 1.